CERTIFICATE OF INCORPORATION

                                       OF

                         NATIONSLINK FUNDING CORPORATION


                                  ARTICLE FIRST
                                  -------------

            The name of the corporation is NationsLink Funding Corporation.

                                 ARTICLE SECOND
                                 --------------

            The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 11209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                  -------------

            The nature of the business or purposes to be conducted or promoted by the corporation is to engage solely in the following activities:

                  (a) to acquire, own, hold, sell, transfer, assign, issue,
            pledge, finance, refinance, administer and otherwise deal with (i) mortgage-backed securities, mortgage participation certificates, or any other certificate or security, and the beneficial ownership interest evidenced by such certificate or security, backed by or evidencing an interest in a pool of single family or multifamily residential or commercial mortgage loans; (ii) mortgage loans secured by mortgages, deeds of trust or similar first or junior liens on single family or multifamily residential properties, commercial properties or real estate projects under construction, whether or not guaranteed or insured, in whole or in part, by any governmental agency; and (iii) related insurance policies, cash, marketable securities and any other assets designed to assure the servicing or timely distribution of proceeds of such mortgage loans and any proceeds or further rights associated with any of the foregoing (collectively, the "Mortgage Assets");

                  (b) to establish one or more trusts (each, a "Trust") to
            engage in any one or more of the activities described in (a) above, each of which Trusts will deliver to the corporation certificates ("Trust Certificates") representing the ownership interest in the assets of such Trust, and to acquire, own, hold, sell, transfer, assign, pledge, finance, and otherwise deal with any or all of the Trust Certificates in any Trust that it establishes; and

                  (c) to engage in any activity and to exercise any powers
            permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                 ARTICLE FOURTH
                                 --------------

            Notwithstanding any other provision of this certificate of incorporation and any provision of law that otherwise so empowers the corporation, without the affirmative vote of 100% of the members of the board of directors of the corporation, including the affirmative vote of any Independent Directors (as defined in the by-laws), the corporation shall not do any of the following:

            (a) engage in any business or activity other than those set forth in Article Third;

            (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) capital stock liabilities, (ii) indebtedness secured by a security interest in one or more mortgage-backed certificates or securities, or mortgage loans, the terms of payment of which indebtedness are such that payments of principal and interest payable on such mortgage-backed certificates or securities, or such mortgage loans, as the case may be, will, if paid in a timely manner, repay such indebtedness when due, (iii) indebtedness to NationsBanc Mortgage Capital Corporation or any affiliate thereof incurred or guaranteed in connection with the corporation's acquisition of Mortgage Assets, which indebtedness will be nonrecourse to the corporation but secured by such Mortgage Assets purchased thereby with such indebtedness and (iv) indebtedness with respect to which the person to whom the indebtedness is owing has delivered to the corporation an undertaking that it will not institute against, or join any other person in instituting against, the corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the corporation in respect to such obligations, and that such obligations shall not constitute a claim against the corporation in the event that the corporation's assets are insufficient to pay in full such obligation;

            (c)   dissolve or liquidate, in whole or in part;

            (d) consolidate or merge with or into any other entity or convey OR transfer its properties and assets substantially as an entirety to any entity, unless:

                  (i) the entity (if other than the corporation) formed or
            surviving the consolidation or merger or which acquires the properties and assets of the corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the corporation in connection with, the indebtedness of the corporation, and has a certificate of incorporation containing provisions substantially identical to the provisions of Article Third and this Article Fourth; and

                  (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the corporation or any agreements relating to such indebtedness;

            (e) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action;

            (f) issue any shares of stock in the corporation except to NationsBanc Mortgage Capital Corporation or an affiliate of NationsBanc Mortgage Capital Corporation; or

            (g) amend this certificate of incorporation to alter in any manner or delete Article Third or this Article Fourth.

                                  ARTICLE FIFTH
                                  -------------

            The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $1.00 per share.

                                  ARTICLE SIXTH
                                  -------------

            The name and mailing address of the sole incorporator are as follows:

      NAME                    MAILING ADDRESS
      ----                    ---------------

      Robert W. Long, Jr.           NationsLink Funding Corporation
                                    NationsBank Corporate Center
                                    100 North Tryon Street, NC1-007-20-01
                                    Charlotte, North Carolina 28255

                                 ARTICLE SEVENTH
                                 ---------------

            The corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                 --------------

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE NINTH
                                  -------------

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE TENTH
                                  -------------

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter by amended, a director of the corporation shall not be liable to the corporation or its director. Any repeal or modification of this Article Tenth shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                ARTICLE ELEVENTH
                                ----------------

            The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.





                                                /s/  Robert W. Long, Jr.
                                                ------------------------------
                                                Robert W. Long, Jr.
                                                Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         NATIONSLINK FUNDING CORPORATION

                  ------------------------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE
                  ------------------------------------------



      NationsLink Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), desires to change its name to "Banc of America Commercial Mortgage Inc." and accordingly hereby certifies as follows:

      1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on December 13, 1995.

      2. ARTICLE FIRST of the Certificate of Incorporation is amended to read in full as follows:


                                  ARTICLE FIRST
                                  -------------

      The name of the corporation is Banc of America Commercial Mortgage Inc.

      3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 24th day of August 2000.


                                       NATIONSLINK FUNDING CORPORATION


                                       By: /s/James E. Naumann
                                           ---------------------------
                                           James E. Naumann
                                           Senior Vice President



[Corporate Seal]

Attest:

By: /s/Mary-Ann Lucas
    ---------------------
    Mary-Ann Lucas
    Secretary